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                                                                   EXHIBIT 21.1

                            CAMCO INTERNATIONAL INC.
                              CORPORATE STRUCTURE
                            AS OF DECEMBER 31, 1996

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
                                                                                                          DATE
     CORPORATE ENTITY                                      INCORPORATED     *          FEIN               INC.
------------------------------------------------------     ------------     --     -------------     --------------
CAMCO INTERNATIONAL INC.                                   Delaware                 13-3517570           12-19-88
   Camco International Group Inc.                          Delaware                 76-0454952           07-12-93
   Camco International Capital Corporation                 Delaware                 74-1663615           03-24-69
   Camco Trading Corp.                                     Texas                    74-1828479           01-24-75
   Camco Reda Group, Inc.                                  Delaware                 76-0498021           04-01-96
   Camco Drilling Group, Inc.                              Delaware                 76-0498022           04-01-96
   Camco International Limited                             U.S.Virgin IS            66-0411441           12-18-84
   Camco Services International Inc.                       Texas                    74-1918519           05-13-77
      CSI Cameroun S.A.R.L.                                Cameroun                                      01-01-82
      Adinin-Camco SDN. BHD.                               Brunei           49                           04-01-86
      Camco (Malaysia) SDN. BHD.                           Malaysia         49                           03-20-78
      Camco Oilfield Services Limited                      Trinidad         80                           10-02-79
      Camco Services Danmark                               Denmark          51                           11-01-84
      Camco Services Norway AS                             Norway           50                           02-26-82
      Camco Services of Saudi Arabia Limited               Saudi Arabia     50                           08-13-78
      Marjan Oilfield Services Company                     Abu Dhabi        49                           02-01-79
      Camco LLC                                            Dubai            49                           09-01-94
      K/S Camco Services Norway AS                         Norway           49                           02-26-82
   Camco International (Colombia) S.A.                     Colombia                                      05-07-96
   Nowcam Services (Nigeria) Limited                       Nigeria                                       06-13-91
   Camco International (UK) Limited                        U.K.                                          01-01-95
      Camco Drilling Group Limited                         U.K.                                          07-10-87
      Camco, Limited                                       U.K. N. Ire.                                  10-06-58
         Camco Limited                                     Nigeria          98                           04-15-70
         Camco S.A.R.L.                                    France                                        08-01-77
         Camco U.K. Pension Trustee Limited                U.K. N. Ire                                   12-14-93
      Camco Soviet Services Limited                        U.K.                                          06-15-90
         Tyumgascamco Limited                              Russia           49                           06-23-90
      Reda Industries Limited                              U.K.                                          10-01-84
         PT Reda Pump                                      Indonesia        80                           07-09-93
      Lasalle Engineering (Holdings) Limited               U.K.                                          03-15-91
         Lasalle Engineering Limited                       U.K.                                          01-24-86
   Camco Cayman Limited                                    Cayman Is.                                    03-08-73
      Camco Asia (Private) Limited                         Singapore                                     06-02-71
      Camco de Mexico S.A. de C.V.                         Mexico                                        12-09-59
      Camco de Venezuela S.A.                              Venezuela                                     09-20-49
         Manufacturas Camco De Venezuela, S.A.             Venezuela                                     11-05-87
      Camco Well Services                                  Cayman Is.                                    02-19-74
         C.J.R. Limited                                    Cayman Is.                                    09-03-82
      Camco Wireline, C.A.                                 Venezuela                                     02-28-59
      Petroil Services Corporation                         Cayman Is.       50                           06-05-85
      Camco Reda S.A.                                      Peru                                          09-06-85
   Oilfield Equipment Leasing Limited                      Jersey Is.                                    08-27-91
   Reed Tool Singapore Pte Ltd                             Singapore                                     03-18-88
   Camco International (Canada) Limited                    Canada                                        01-01-95
   Reed Tool Company S.A.R.L.                              France                                        07-15-88
   Camco Drilling Group Norge A/S                          Norway                                        08-26-87
   Acc. S.A. de C.V.                                       Mexico           49                           03-20-75
   Reda Del Ecuador, S.A.                                  Ecuador                                       01-28-92
   Industrial Operations Holdings Inc.                     Liberia                                       11-14-75
      Reda Ras Al Khaimah Ltd.                             U.A.E.           47                           10-19-75
   ESI Private Ltd                                         Singapore                                     08-14-92
   Reda Pump Company (Singapore) Private Limited           Singapore                                     01-06-70
      Wan Shih Pump Pte. Ltd.                              Singapore                                     09-30-85
      Egyptian-American Technical Services Company         Egypt            50                           11-06-87
   Camco International (Australia) PTY Limited             Australia                                     12-17-96
   Camco International (Brasil) LTDA                       Brazil                                        08-27-92
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*  Indentations Denote 100% Ownership of Subsidiaries Unless Otherwise Noted.